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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HYPERFEED TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Paul Pluschkell
President and Chief Executive Officer

Dear Stockholder:

        I am pleased to invite you to the annual meeting of stockholders of HyperFeed Technologies, Inc. to be held on Friday, May 14, 2004 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California.

        In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about HyperFeed Technologies, Inc.

        Please note that only stockholders of record at the close of business on March 26, 2004, may vote at the meeting. Your vote is important to us and to our business. Whether or not you plan to attend the special meeting, please complete, date, sign, and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

        We look forward to seeing you at the meeting.

Very truly yours,

PAUL PLUSCHKELL

April 7, 2004

HyperFeed Technologies, Inc.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON

May 14, 2004

TO THE STOCKHOLDERS OF
HYPERFEED TECHNOLOGIES, INC.

        Our annual meeting of stockholders will be held on Friday, May 14, 2004 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California, for the following purposes:

  1.
  To elect five (5) members to our Board of Directors.

  2.
  To approve and ratify the appointment of KPMG LLP as our independent auditors for 2004.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement.

        Only holders of record of our common stock at the close of business on March 26, 2004, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at HyperFeed at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting and will be available at the place of the annual meeting.

By order of the Board of Directors

RANDALL J. FRAPART Senior Vice President and Chief Financial Officer

Chicago, Illinois
April 7, 2004

HyperFeed Technologies, Inc.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the annual meeting of our stockholders, to be held on Friday, May 14, 2004 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about April 7, 2004.

        Only holders of record of our common stock at the close of business on March 26, 2004 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 26, 2004, 3,052,906 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock present in person or by proxy at the annual meeting shall constitute a quorum at the meeting. In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," all abstentions (including votes to withhold authority to vote in certain cases) and broker non-votes, will be counted.

        The directors nominated shall be elected by a plurality of the votes cast at the annual meeting. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Approval of proposals other than the election of directors requires the affirmative vote of a majority of our outstanding common stock present in person or by proxy at the annual meeting. Abstentions with respect to proposal 2 and 3 will be counted as present for purposes of determining whether quorum exists, while broker non-votes will not be counted present for purposes of determining whether quorum exists. Thus, an abstention will have the same effect as a vote "against" such proposals while a broker non-vote will have no effect.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board currently is composed of five (5) directors.

        Our directors are elected or appointed to serve until the next annual meeting, or until their successors are elected and shall have qualified. There are five (5) nominees for election as directors at this annual meeting. All nominees have served as directors since our last annual meeting. Each of the nominees for election as directors was recommended by a security holder.

        The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board's nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine. The Board recommends that you vote in favor of electing the five (5) nominees.

        Information concerning each of the nominees follows.

Name, Age, and Principal Occupation	Director Since
Ronald Langley, 59 Chairman of the Board of HyperFeed since April 2004; Director of Physicians Insurance Company of Ohio since 1993 and Chairman and Director of PICO Holdings, Inc. since 1996; Chairman of Physicians Insurance Company since 1995. He has also been a Director of Jungfraubahn Holding AG since 2000.	1995
John R. Hart, 44 Director of Physicians Insurance Company of Ohio since 1993 and President and CEO of Physicians Insurance Company of Ohio since 1995. Mr. Hart has been President and CEO and Director of PICO Holdings, Inc. since 1996. He was President and CEO and Director of Global Equity Corporation from 1995 to 1998 when it was combined with PICO Holdings, Inc.; Director of SISCOM, Inc. since 1996.	1997

Kenneth J. Slepicka,
48
A Senior Portfolio and Risk Manager for NorthShore Asset Management since October of 2002 and a Risk Management Consultant in the Financial Service sector since 2000. Mr. Slepicka was Vice President Financial Services, Paragon Solutions, Inc., Chicago, IL from 1998 to 2000. He also served as President and Treasurer, SBC Warburg Futures Inc. from 1994 to 1998 and Executive Director Fixed Income Trading for O'Connor & Associates from 1985 to 1994. Mr. Slepicka is a former member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange, and Pacific Options Exchange. He has held numerous committee memberships at each of the exchanges and has served as a Governor of the Board of Trade Clearing Corporation, member of the FIA Steering Committee and the Federal Reserve FCM Working Group. He has been involved in the securities and futures business since 1979.	1998

Name, Age, and Principal Occupation	Director Since
Louis J. Morgan,
67
Since February 2004, Mr. Morgan became Vice President-Options Trading for IDC Portfolio Management, Inc. From May 1984 until October 1997 Mr. Morgan was Chairman of the Board of HyperFeed. Mr. Morgan served as President of HyperFeed from August 1980 to May 1984 and served as Treasurer from August 1980 to December 1997. From 1962 to 1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New York Stock Exchange member brokerage firm. He was a member of the Chicago Board Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board of Options Exchange, Inc. from 1980 through 1983.	1980

General John L. Borling,
64
Chairman of Performance Consulting Group, an integrated energy services company, since 2000. Beginning in 2001, he founded and is President and CEO of SOS America (Service Over Self), a national, patriotic, not-for-profit organization, www.sosamerica.org. General Borling is also an advisor to BVM/Olenti Communications, Inc., an interactive community broadcasting company with specialized local content through its operating entity 5MED (The Fifth Media) since 1999. He is an advisor to Stanton Chase International since 2001. General Borling served as Vice Chairman of ShureBerger, Inc. and SBI LLC, full service marketing, public relations and promotional products firms in 1999 and 2000. He was President and CEO of Chicago's United Way/Crusade of Mercy in 1997 and 1998. Additionally, he served in the United States Air Force at high levels of command and staff on a worldwide basis from 1963 through 1996, retiring as a Major General. He is a Command Pilot and has flown many tactical and strategic aircraft. Highly decorated, he was a POW in Vietnam for 6 1/2 years. As a former White House Fellow, he is very active in the civic and business affairs in the greater Chicago area.	2000

        Mr. Jim R. Porter was a director and Chairman of the Board of HyperFeed from October 1997 through March 2004, at which time Mr. Porter resigned as a director. Mr. Charles J. Henry was a director of the Board of HyperFeed from August 2000 through March 2004, at which time Mr. Henry resigned as a director. Following Mr. Porter's and Mr. Henry's resignation, the Board reduced the number of directors on the Board from seven (7) to five (5) and appointed Mr. Langley as Chairman of the Board. If re-elected, it is expected that Mr. Langley will continue as Chairman of the Board.

        Three (3) of the five (5) nominees including Messrs. Borling, Morgan and Slepicka are "independent" within the meaning of the applicable NASD listing standards.

        On May 22, 2003, PICO Holdings, Inc ("PICO") filed an amended Schedule 13D with the Securities and Exchange Commission reporting that it beneficially owns 1,856,928 shares of our common stock (after giving effect to the one for ten reverse stock split in August 2003), which, based upon 3,052,906 shares of our common stock outstanding as of March 26, 2004, results in PICO beneficially owning more than 50% of the voting power of HyperFeed. As a result, HyperFeed is deemed to be a "controlled company" within the meaning of the applicable NASD listing standards.

        The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Board adopted a written charter of the Audit Committee in May 2000. A copy of such written charter is included as Appendix A to this proxy statement. The Audit Committee is responsible for, among other things, monitoring HyperFeed's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. Only outside directors who are not employees of HyperFeed may serve on the Audit Committee, and all members of the Audit Committee are "independent" within the meaning of the applicable NASD listing standards and Rule 10a-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee was comprised of Messrs. Slepicka, Henry, and Borling during 2003 and through March 2004, at which time Mr. Henry resigned as a director. Mr. Morgan has replaced Mr. Henry on the Audit Committee effective April 1, 2004. Mr. Slepicka is deemed to be an Audit Committee financial expert within the meaning of Rule 10a-3 under the Securities Exchange Act of 1934, as amended.

        The Audit Committee met six times in 2003.

        The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the Company's stock option plans. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee was comprised of Messrs. Langley, Henry, and Slepicka during 2003 and through March 2004, at which time Mr. Henry resigned as a director. Effective April 1, 2004, the Compensation Committee is comprised of two members, Messrs Langley and Slepicka. Mr. Slepicka is "independent" within the meaning of the applicable NASD listing standards. As a result of its status as a controlled company, HyperFeed is not obligated under applicable NASD listing standards to have such committee composed entirely of independent directors.

        The Compensation Committee met one time in 2003.

        The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee is comprised of Messrs. Borling, Slepicka, and Hart. Two (2) of the three (3) members of the Compensation Committee, Messrs. Borling and Slepicka, are "independent" within the meaning of the applicable NASD listing standards. As a result of its status as a controlled company, HyperFeed is not obligated under applicable NASD listing standards to have such committee composed entirely of independent directors.

        The Nominating Committee does not have a charter nor does the Nominating Committee have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that, in light of the Company's status as a controlled company within the meaning of the applicable Nasdaq listing standards, it is appropriate for the Nominating Committee to function without a charter or policy with regard to the consideration of any director candidates recommended by security holders.

        The Nominating Committee did not meet in 2003.

        During the year ended December 31, 2003, the Board held 10 meetings. No director attended less than 75% of all the meetings of the Board and the committees on which he served in 2003.

        Any stockholder who wishes to communicate directly with our Board of Directors may do so by writing to HyperFeed Board of Directors, c/o Corporate Secretary, 300 South Wacker Dr., Suite 300, Chicago IL 60606. The Corporate Secretary will provide all such communications to the Board of Directors on a confidential basis as soon as reasonably practicable following receipt.

        The Company has adopted a Code of Ethics that applies to all of the Company's employees, including the Company's principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics is available on the Company's corporate Web site, which is located at www.hyperfeed.com. The Company also intends to disclose any amendments to, or waives from, the Code of Ethics on its corporate Web site.

        Compensation Committee Exterior and Insider participation

        Messrs. Langley, Henry, and Slepicka were members of the Compensation Committee in 2003. None of these directors are employees or former employees of HyperFeed. None of the members of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Compensation of Directors

        On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting, plus travel expenses. On November 19, 2002, we adopted a policy of paying Committee members $500 per meeting, plus travel expenses. Messrs. Borling, and Slepicka each received $10,500, Mr. Henry received $9,750, and Mr. Morgan received $6,000 for meeting attendance fees during 2003. PICO Holdings, Inc. received $13,500 on behalf of Messrs. Hart and Langley for meeting attendance fees during 2003.

        On March 24, 1999, we adopted a policy of granting options to non-employee directors.

        On May 15, 2003, we granted 500 fully vested options, expiring on May 15, 2008, to Messrs. Borling, Henry, Morgan, and Slepicka at an exercise price of $3.90, the closing market price on the date of the grant. On May 22, 2003, we granted 334 fully vested options, expiring on May 22, 2008, to Messrs. Borling, Henry, Morgan, and Slepicka at an exercise price of $6.40, the closing market price on the date of the grant. No other non-employee directors received an option grant in 2003.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD MEMBERS. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE ELECTION OF THE DIRECTORS UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

PROPOSAL 2: APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS FOR 2004

        KPMG LLP ("KPMG"), a certified public accounting firm, has acted as our independent auditors since 1997, having been appointed by our Board and ratified by our stockholders at our annual meetings in every year since 1997. The Company also engaged KPMG to (1) provide tax consulting services to HyperFeed and (2) prepare certain tax filings for HyperFeed and its subsidiaries. On March 4, 2004, our Board appointed KPMG as our independent auditors for the year ending December 31, 2004. A representative of KPMG is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

        Audit Fees:    KPMG has billed HyperFeed $172,000 and $123,800, respectively in aggregate, for professional services rendered by KPMG primarily for the audit of HyperFeed's annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and the reviews of the interim financial statements included in HyperFeed's Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2003 and December 31, 2002.

        Audit-related Fees:    In addition, KPMG has billed HyperFeed approximately $10,500 primarily for the audit of HyperFeed's 401(k) Retirement Savings Plan.

        Tax Fees:    KPMG has billed HyperFeed $24,500, in aggregate, for services rendered by KPMG during 2003 for all tax fees, substantially all of which was for tax consulting services.

        All Other Fees:    KPMG did not bill HyperFeed for any other services performed in 2003.

        If the stockholders do not ratify KPMG LLP as our independent auditors, the Board will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2004. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF KPMG LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

EXECUTIVE OFFICERS

Name	Position	Age
Paul Pluschkell(1)	President and Chief Executive Officer	39
Frank J. Guerrera(2)	Executive Vice President and Chief Operating Officer	46
Tom Wojciechowski(3)	Senior Vice President of the Americas	44
Randall J. Frapart(4)	Senior Vice President and Chief Financial Officer	45
Jeffrey Wagner(5)	Senior Vice President and Chief Technology Officer	40
James Curran(6)	Senior Vice President of Business Management, Operations and M&A	54

(1)
President and Chief Executive Officer since January 2004, President since August 2002, and President and Chief Operating Officer of HyperFeed from August 2002 to August 2003. Mr. Pluschkell served as President of Global Crossing's NextGen from 2001 to August 2002. In another position at a Global Crossing subsidiary, Global Center, he served as Executive Vice President of Global Sales, Marketing, & Products from 2000 to 2001. From 1998 to 1999, he was IXnet-IPC's Chief Strategy Officer and Executive Vice President of Enterprise Sales. In 1996, Mr. Pluschkell founded his own company, MXnet, where he acted as CEO. In 1998, he sold MXnet to IXnet.

(2)
Executive Vice President and Chief Operating Officer since August 2003 and Senior Vice President and Chief Technology Officer of HyperFeed from September 2002 to August 2003. Mr. Guerrera held positions at State Street Bank from 1998 to 2002. Most recently, he served as Manager and Director of State Street Global Market and Securities Finance. He spent three years at Reuters America as Vice President, RAM Project/Product Management from1995 to 1998. Earlier in his career, Mr. Guerrera also held positions at Fidelity Management Research Company, JP Morgan Company and Chase Manhattan Bank.

(3)
Senior Vice President of the Americas since September 2002. Mr. Wojciechowski was the Senior Vice President at eCredit from 2001 to 2002. He served as Senior Vice President of Exodus/Global Center, a Global Crossing Company, from 2000 to 2001. Between 1998 and 2000, he led MoneyLine Network Inc.'s Senior Vice President of Sales and Marketing. Mr. Wojciechowski served in many positions at Reuters in American and internationally since 1984, but most recently was Vice President of Reuters America from 1996 to 1998.

(4)
Senior Vice President and Chief Financial Officer since September 2002. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from 1995 to 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for 12 years.

(5)
Senior Vice President and Chief Technology Officer since September 2003. Mr. Wagner served as Chief Information Officer of Equitec Group LLC, a liquidity provider in listed and over-the-counter securities markets from March 2000 to September 2003. He spent 10 years at the Chicago Mercantile Exchange, serving as Vice President of Systems Development until March 2000.

(6)
Senior Vice President of Business Management, Operations, and M&A since December 2003. Mr. Curran is a seasoned IT executive with 28 years experience in general management, business planning and marketing. He spent 21 years at IBM in various executive positions in development, marketing, finance, and planning for the Personal Computer and software business units from June 1974 to May 1995. He served as the Executive Vice President of Information Systems and Products at VISA International from May 1995 to August 1996. He was General Manager of Worldwide Business Operations at Exodus Communications from March 1999 to September 2001. In 1997, Mr. Curran founded Shamrock Partners, a management consulting firm specializing in business strategy, business process management and e-commerce, where he currently serves as Managing Partner.

        Mr. Jim R. Porter served as Chief Executive Officer from July 1997 through December 2003 when he relinquished the position of Chief Executive Officer. Mr. Porter continued to serve as an officer of the Company and as Chairman of the Board until March 31, 2004, at which time he resigned as Chairman.

Executive Compensation

        The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers which we collectively refer to as our "named executive officers," at the end of 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Awards
Name and Principal Position	Year	Salary		Bonus(1)	Other Compensation(2)	Shares underlying Options
Paul Pluschkell(3) President and Chief Executive Officer	2003 2002	$ $	225,000 86,106	$337,500 —	$7,875 —	35,612 40,000
Frank J. Guerrera(4) Exec. Vice President and Chief Operating Officer	2003 2002	$ $	194,167 57,516	$51,500 —	— —	14,204 10,000
Tom Wojciechowski(5) Senior Vice President of the Americas	2003 2002	$ $	185,000 56,093	$25,000 —	$5,550 —	14,204 10,000
Randall J. Frapart(6) Senior Vice President and Chief Financial Officer	2003 2002	$ $	160,000 46,154	— —	$4,800 —	19,204 5,000
Jeffrey Wagner(7) Senior Vice President and Chief Technology Officer	2003		$69,231	$3,500	—	22,000

(1)
Mr. Pluschkell's bonus amount for 2003 was calculated in accordance with his Employment Agreement. The bonus amount for all other executives for 2003 was discretionary and determined by the Compensation Committee.

(2)
Other Compensation includes matching contributions by the Company under the Company's 401K plan.

(3)
The Company employed Mr. Pluschkell in August 2002. Amounts for 2002 represent amounts paid by the Company from August 2002 through December 2002. Mr. Pluschkell's annual salary for 2002 was $225,000. Mr. Porter served as Chief Executive Officer from July 1997 through December 2003 when he relinquished the position of Chief Executive Officer to Mr. Pluschkell. Mr. Porter continued to serve as an officer of the Company and as Chairman of the Board until March 31, 2004, at which time he resigned as Chairman. Mr. Porter received annual salary of $180,000 in each year from 2001 through 2003, and a 401K match of $3,375 and $3,600 during 2002 and 2003, respectively. Mr. Porter was awarded shares underlying options of 71,074 and 17,500 in 2003 and 2002, respectively, and was awarded no shares underlying options in 2001.

(4)
The Company employed Mr. Guerrera in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $185,000.

(5)
The Company employed Mr. Wojciechowski in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $185,000.

(6)
The Company employed Mr. Frapart in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $160,000.

(7)
The Company employed Mr. Wagner in September 2003. Amounts for 2003 represent amounts paid by the Company from September 2003 through December 2003. His annual salary for 2003 was $250,000.

        The following table shows the total number of options granted to each of our named executive officers during 2003 (both as the number of shares of common stock subject to such options and as a percentage of all options granted to employees during 2003) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 2003.

OPTION GRANTS IN 2003 FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Options
		% of Total Options Granted to Employees in Fiscal year
	Number of Securities Underlying Options (#)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%(1)	10%(1)
Jim Porter(2)	71,074	30.1%	$5.441	11/24/08	$106,842	$236,093
Paul Pluschkell	35,612	15.1%	$6.400	05/22/08	$62,969	$139,145
Frank J. Guerrera	14,204	6.0%	$6.400	05/22/08	$25,116	$55,499
Tom Wojciechowski	14,204	6.0%	$6.400	05/22/08	$25,116	$55,499
Randall J. Frapart	5,000	2.1%	$2.600	02/25/08	$3,592	$7,937
Randall J. Frapart	14,204	6.0%	$6.400	05/22/08	$25,116	$55,499
Jeffrey Wagner	22,000	9.3%	$4.939	09/22/08	$30,020	$66,337

(1)
The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the Securities and Exchange Commission ("SEC"). The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

(2)
Mr. Porter's options granted in 2003 were cancelled on April 3, 2004 in accordance with the terms of the applicable award grants, as none of the options were vested on that date.

        The following table sets forth, for each of our named executive officers, the total number of shares of common stock underlying unexercised options and the aggregate dollar value of unexercised, in-the-money options, separately identifying the exercisable and unexercisable options. No SARs were outstanding in 2003. No options were exercised by any of the named persons during 2003.

AGGREGATED OPTION EXERCISES IN 2003
FISCAL YEAR AND FY-END OPTION VALUES

Name	Number of Shares Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Jim Porter(2)	54,626/82,741	—/49,681
Paul Pluschkell	13,334/62,278	39,468/78,932
Frank J. Guerrera	3,333/20,871	7,466/14,934
Tom Wojciechowski	3,333/20,871	7,466/14,934
Randall J. Frapart	1,667/22,537	3,734/25,166
Jeffrey Wagner	—/22,000	—/26,422

(1)
These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 2003 over the respective option prices.

(2)
Mr. Porter's options were cancelled April 3, 2004 in accordance with the terms of the applicable award grants.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	395,578	$9.27	104,422
Equity compensation plans not approved by security holders	—	N/A	—
Total	395,578	$9.27	104,422

(1)
Consists of the 1999 Combined Incentive and Non-Statutory Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Mr. Porter served as Chief Executive Officer from July 1997 through December 2003 when he relinquished the position of Chief Executive Officer. Mr. Porter continued to serve as an officer of the Company and as Chairman of the Board until March 31, 2004, at which time he resigned as Chairman. HyperFeed and Mr. Porter entered into a resignation agreement, which provides (i) for cash severance of $360,000 payable during second and third quarters of 2004 and (ii) that all of Mr. Porter's options are cancelled effective April 3, 2004 in accordance with the terms of the applicable award grants.

        Currently, Messrs. Pluschkell, Guerrera, Wojciechowski, Frapart, Wagner, and Curran have employment agreements that provide for base salary and bonus based on the Company meeting certain financial and performance metrics, commensurate with the executives' position.

Stock Plans

        EMPLOYEE STOCK PURCHASE PLAN.    We currently have reserved an aggregate of 200,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the "Plan"), as amended. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Plan equals 85% of the market value of the common stock, as calculated in the Plan, on the first or last day of an offering period, whichever is lower. During 2003, 22,857 shares were sold to employees in accordance with the Plan.

        INCENTIVE STOCK OPTION PLAN.    We have reserved an aggregate of 500,000 shares of common stock for issuance under our 1999 Combined Incentive and Non-Statutory Stock Option Plan (the "Option Plan"), which may be granted to our employees, officers, directors and consultants. The Option Plan is administered by our Compensation Committee. Generally, options may be granted to our employees, officers, directors and consultants at a purchase price equal to the fair market value (as defined in the Option Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 235,936 shares were granted under the Option Plan.

        401(K) PLAN.    We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the 401(k) Plan in 2003, we matched 100% of the first 3% of annual salary contributed by an employee to the 401(k) Plan. During the last fiscal year, we made matching contributions of approximately $107,980 under the 401(k) Plan.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information as of March 26, 2004 regarding the beneficial ownership of shares of our common stock by each director and named executive officer, and by all current directors and executive officers as a group.

Name	Beneficial Ownership of Shares of Common Stock	Percent of Class(1)
Paul Pluschkell(2)	41,700	1.4%
Ronald Langley(3)	1,856,929	55.2%
John Hart(3)	1,856,929	55.2%
Kenneth J. Slepicka(4)	7,031	*
Louis J. Morgan(5)	7,732	*
Charles Henry(6)	4,183	*
John L. Borling(7)	4,944	*
Frank J. Guerrera(8)	15,462	*
Tom Wojciechowski(9)	17,871	*
Randall J. Frapart(10)	11,895	*
Jeffrey Wagner	829	*
Jim R. Porter(11)	143,572	4.6%
All Directors and Officers as a Group (13 persons)(12)	2,112,148	63.5%

*
Represents holdings of less than 1%.

(1)
The percent of class calculation for each named officer or director includes shares that may be acquired upon exercise of options exercisable within 60 days of March 26, 2004. Such shares. are deemed outstanding for computing the percentage beneficially owned, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)
Includes 25,205 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(3)
Mr. Langley, a Director of HyperFeed since 1995, is a Director of PICO Holdings, Inc. ("PICO"). Mr. Hart, a Director of HyperFeed since July 1997, is President and Chief Executive Officer of PICO. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 1,856,929 shares of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 310,617 shares of common stock which are issuable upon exercise of a common stock Purchase Warrant issued to PICO or its subsidiaries. See "Principal Stockholders." Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(4)
Includes 2,834 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(5)
Includes 2,334 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(6)
Includes 2,334 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(7)
Includes 2,334 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(8)
Includes 8,068 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(9)
Includes 8,068 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(10)
Includes 8,069 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(11)
Includes 60,460 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004.

(12)
Includes 119,706 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 26, 2004. Includes 310,617 shares of common stock, which may be acquired upon exercise of a common stock Purchase Warrant.

Principal Stockholders

        The following table sets forth information as of March 26, 2004 regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of March 26, 2004		Percent of Outstanding Shares(1)
PICO Holdings, Inc 875 Prospect Street, Suite 301 La Jolla, California 92037	1,856,928	(2)	55.2%

(1)
The percent of the outstanding shares is based upon the number of common shares outstanding as of March 26, 2004 (3,052,906), plus the number of common shares that the selling security holder may acquire upon exercise of warrants.

(2)
On May 22, 2003, PICO Holdings, Inc. ("PICO") filed an amended Schedule 13D with the Securities and Exchange Commission reporting that it beneficially owns 1,856,928 shares of our common stock (after giving effect to the one for ten reverse stock split in August 2003). Separately, we understand such amount includes 310,617 common shares, which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by PICO.

Certain Transactions

        On May 15, 2003, the Company completed a planned private placement of 526,063 shares of common stock (representing 17.4% of the Company's outstanding common stock after including the shares from this transaction) at $2.705 per share to the Company's executive officers, individual board members, and PICO for an aggregate purchase price of $1.4 million. PICO purchased 443,623 common shares as part of this private placement, increasing PICO's beneficial ownership to 55.6% at the time of the private placement.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2003, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except: Messrs. Pluschkell, Slepicka, Morgan, Henry, Guerrera, and Porter filed one late report on Form 4; and Mr. Wojciechowski filed three late reports on Form 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised solely of "independent directors" within the meaning of the applicable NASD listing standards and Rule 10a-3 under the Securities Exchange Act of 1934, as amended, and it operates under a written charter adopted by the Board of Directors in May 2000. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Mr. Slepicka is an Audit Committee financial expert within the meaning of Rule 10a-3 under the Securities Exchange Act of 1934, as amended.

        As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to monitor the independence and performance of the Company's independent auditors.

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's independent auditors. The Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

        The Audit Committee has reviewed and discussed with the management of HyperFeed and KPMG LLP ("KPMG"), the Company's independent auditors, the audited financial statements of the Company contained in the Company's annual report to stockholders for the fiscal year ended December 31, 2003. The Audit Committee also has discussed with representatives of KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG their independence. The Audit Committee also has considered whether the provision of other non-audit services to the Company by KPMG is compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
Kenneth J. Slepicka, Chair John Borling Louis J. Morgan

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

To Our Stockholders:

        In October 1997, the Board established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

Compensation Philosophy

        Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals' contribution to us and should be competitive with compensation offered by other computer software and service companies. To further align executive officers' interests with those of the stockholders, our executive compensation program also relies on stock option awards.

Compensation Components

        The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

        Base Salary.    The Board established the base salaries to be paid to our executive officers based upon recommendations from the Compensation Committee. In determining their recommendations, the Committee takes into account several factors such as an individual's experience, responsibilities, management and leadership abilities, and job performance in the prior year.

        Bonus.    For 2003, the Compensation Committee and the Board approved guidelines for the payment of cash bonuses to executives based upon improvements in the operating performance of the Company.

        Stock Options.    The Board believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive's interest with those of the stockholders.

        Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our 1999 Combined Incentive Stock and Non-Statutory Option Plan generally every 12 months. Options are generally granted with a three-year vesting and a five-year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive's level of management responsibility and potential impact on our profitability and growth. During the 2003 fiscal year, options were granted to all of our Senior Executive Officers at an option price equal to or greater than the fair market value of our stock on the date of grant.

Chief Executive Officer Compensation

        The Compensation Committee and Board establish the compensation of our Chief Executive Officer. In determining the level of compensation, the Committee and Board consider a variety of factors, such as experience, effectiveness as a manager, leadership skills, and job performance in the prior year, as well as the market value of Chief Executive Officers of similar companies in similar industries.

Compensation Committee
Ronald Langley, Chair Kenneth J. Slepicka

COMPARATIVE CUMULATIVE SHAREHOLDER RETURN

        The graph presented below compares the five-year cumulative total return of HyperFeed, the Nasdaq US Index and the Nasdaq Computer & Data Processing Services Stocks index from December 31, 1998 to December 31, 2003. Total return is based on an assumed investment of $100 on December 31, 1998.

	1998	1999	2000	2001	2002	2003
HYPR	100.00	217.65	73.53	28.71	14.12	28.89
Nasdaq US Index	100.00	185.43	111.83	88.76	61.37	91.75
Nasdaq Computer & Data Processing Services Stocks	100.00	219.99	101.25	81.54	56.23	74.08

Annual Report

        Our annual report to stockholders for the fiscal year ended December 31, 2003, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

Stockholder Proposals

        From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2005 stockholders' meeting no later than December 15, 2004. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

        Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, if a shareholder notifies us after February 22, 2004 of an intent to present a proposal at our 2004 Annual Meeting of shareholders, our proxy holders will have the right to exercise discretionary vesting authority with respect to the proposal without including information regarding the proposal in our proxy materials.

Other Matters

        Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

        A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003 is available without charge to stockholders upon written request to our Chief Financial Officer and is available on the Company's Web site, www.hyperfeed.com.

By order of the Board of Directors

RANDALL J. FRAPART Senior Vice President and Chief Financial Officer

APPENDIX A

HyperFeed Technologies, Inc.
Audit Committee Charter

Charter of the Audit Committee of the Board of Directors

I.     Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of NASDAQ. The Audit Committee shall be comprised of at least three, but no more than six, directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

        A director shall not be considered "independent" if, among other things, he or she has:

  •
  been an employee of the Company or its affiliates during the current or past three years;

  •
  accepted compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

  •
  an immediate family member that is or has been in the past three years, employed by the Company or its affiliates as an executive officer;

  •
  been a partner, controlling shareholder, or an executive officer of any for-profit business that the Company made, or received, payments equal to 5% of consolidated gross revenue or $200,000 whichever is more in any of the past three years; or

  •
  been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

        All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with the independent auditors to discuss any matters that the Committee or the independent auditors believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III.  Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3.
  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter

  7.
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8.
  Review the independent auditor's audit plan—discuss scope, staffing, locations, reliance upon management, and general audit approach.

  9.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including, for example, inquiring about changes to the audit plan, restrictions on scope of activities, observations of control weaknesses, etc. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

  11.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  16.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  17.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  18.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.(1)

(1)
Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

•
The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);

•
Significant accounting policies;

•
Management judgments and accounting estimates;

•
Significant audit adjustments;

•
Other information in documents containing audited financial statements;

•
Disagreements with management—including accounting principles, scope of audit, disclosures;

•
Consultation with other accountants by management;

•
Major issues discussed with management prior to retention; and

•
Difficulties encountered in performing the audit.

[HyperFeed Logo]	000000 0000000000 0 0000
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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A
Election of Directors

1.
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold
01—Ronald Langley	☐	☐	04—Louis J. Morgan	☐	☐
02—John R. Hart	☐	☐	05—John L. Borling	☐	☐
03—Kenneth J. Slepicka	☐	☐
B
Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	The approval and ratification of KPMG LLP as our independent auditors for 2004.	☐	☐	☐
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY, TITLE OR CAPACITY SHOULD BE STATED.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

	1 U P X HHH P P P P	003395

Proxy—HYPERFEED TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS PAUL PLUSCHKELL AND RANDALL J. FRAPART AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF HYPERFEED TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 26, 2004 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2004 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE

(Continued and to be voted on reverse side.)

QuickLinks

SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2003 FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2003 FISCAL YEAR AND FY-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
HyperFeed Technologies, Inc. Audit Committee Charter